Exhibit 99.1

Wave Life Sciences Announces Proposed Public Offering of Ordinary Shares

CAMBRIDGE, Mass., September 22, 2020 — Wave Life Sciences Ltd. (Nasdaq: WVE), a clinical-stage genetic medicines company committed to delivering life-changing treatments for people battling devastating diseases, announced today that it has commenced an underwritten public offering of its ordinary shares. In connection with the offering, Wave intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the number of ordinary shares sold in the public offering on the same terms and conditions. All of the shares in the offering will be sold by Wave Life Sciences.

Jefferies, SVB Leerink and Mizuho Securities are acting as joint book-running managers for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The offering will be made only by means of a prospectus and related prospectus supplement forming part of a shelf registration statement that was previously filed with and declared effective by the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov, copies of which may be obtained, when available, from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone: (212) 336-7460, or by e-mail: Prospectus_Department@Jefferies.com; SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone: (800) 808-7525, ext. 6132, or by e-mail: syndicate@leerink.com; or from Mizuho Securities USA LLC, Attn: Equity Capital Markets, 1271 Avenue of the Americas, 3rd Floor, New York, NY 10020, by telephone (212) 205-7600, or by email: US-ECM@us.mizuho-sc.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Wave Life Sciences

Wave Life Sciences (Nasdaq: WVE) is a clinical-stage genetic medicines company committed to delivering life-changing treatments for people battling devastating diseases. Wave aspires to develop best-in-class medicines across multiple therapeutic modalities using PRISM, the company’s proprietary discovery and drug development platform that enables the precise design, optimization and production of stereopure oligonucleotides. Driven by a resolute sense of urgency, the Wave team is targeting a broad range of genetically defined diseases so that patients and families may realize a brighter future.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements regarding the proposed public offering of ordinary shares. These statements are subject to various risks and uncertainties, actual results could differ materially from those projected and Wave cautions investors not to place undue reliance on the forward-looking statements in this press release. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the public offering. There can be no assurance that Wave will be able to complete the public offering on the anticipated terms, or at all. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, the risks and uncertainties described in the section entitled “Risk Factors” in Wave’s preliminary prospectus supplement related to the proposed offering to be filed with the SEC and Wave’s most recent Annual Report on Form 10-K filed with the SEC, as amended, and in other filings Wave makes with the SEC from time to time. Wave undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Investor Contact:

Graham Morrell

781-686-9600

gmorrell@wavelifesci.com

Media Contact:

Alicia Suter

617-949-4817

asuter@wavelifesci.com